Exhibit 10.16

BUSINESS SERVICES AGREEMENT

THIS BUSINESS SERVICES AGREEMENT (the "Agreement") is effective this 8th day of January 2010, by and between John Michael Johnson with principal offices at 500 Koheo Road, Kula, Hawaii 96790 (the "Advisor") and Viral Genetics, Inc., a Delaware corporation with principal offices at 1321 Mountain View Circle, Azusa, California 91702 (the "Company").

NOW THEREFORE FOR GOOD AND LAWFUL CONSIDERATION THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLWDGED THE PARTIES AGREE AS FOLLOWS:

1. Services Provided By Advisor. In consideration of the Fee (as hereinafter described), Advisor shall provide the Services as follows.

A. INVESTOR RELATIONS

Provided that the success of Advisor's services shall be limited to various factors outside of Advisor's control, including that the Company must generate interest and a reason to buy its stock to keep its existing investors and to attract new investors looking for opportunities, Advisor shall advise and assist with the Company's overall investor relations efforts including performing the following specific actions:

i)   Sell-side Analysts (banking and independent)

Establish coverage by new sell-side analysts and firms

Identify key sell-side and independent analysts covering biotech sector

ii) Institutional Investment Community

Target investment in company stock by institutional investors not holding company stock

Identify potential institutional investors

Schedule meetings with potential institutional investors

Increase holdings of company stock by current institutional investors if applicable

iii)      Retail investment community

Review website for the retail community (ease of navigation, etc.)

Seek opportunities to leverage institutional investor efforts for retail audiences

Leverage relationships to target "active" brokers

Identify high net worth brokers

Conduct broker meetings - one-on-ones and/or conference calls with management

iv) Senior management interaction with investment community

Prepare materials and anticipated Q&A before meetings and presentations

Provide feedback on meeting and presentations — conduct follow-up calls to evaluate impact of presentation and gain relevant feedback

Provide guidance to management on potential or actual investor reactions

1

Provide guidance to management on investor relations issues and trends

v) Third party investor relations service providers.

Advisor shall assist the Company in the origination and management of other investor relations service providers including reviewing and making recommendations on candidates proposed by the Company. On a case-by-case basis, and only with the prior written consent of the Company including review of any contracts or agreements in place between Advisor and such third parties and approval of the cost of such services, Advisor may retain and engage third parties to perform such service providers provided that all such engagements shall be subject to termination without advance notice by the Company. The cost of such third party service providers shall be borne by Advisor and Company shall reimburse Advisor for same plus a fee of 15% of the cost of earned services.

2.01 Fee; Issuance and Delivery of the Shares to Advisor. The Company shall pay the Fee in consideration of the Services. The Fee for the initial six months of the Term shall be one million (1,000,000) restricted shares of the Company's common stock, and, if both parties agree in writing to extend the Term an additional six (6) months as described in Section 7.01, the Fee shall be increased by (i) an additional one million (1,000,000) shares of the Company's common stock for the second 6 months and (ii) the warrant attached hereto as Exhibit A. All shares payable to Advisor as part of the Fee shall be delivered by the Company within twenty (20) days of their becoming due.

3.0.1 Representations of the Company. The Company warrants and represents that:

3.0.1.1 Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware. The Company has full corporate power and authority to enter into this Agreement and to render all performances set forth in this Agreement.

3.0.1.2 Capitalization. The Shares to be issued to Advisor shall be duly issued from the authorized capital stock of the Company. All of the Shares will be, upon issuance and delivery to Advisor, shares of the Company's Common Stock that have been duly authorized, validly issued, fully paid, and non-assessable.

3.0.1.3 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which of the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject.

2

3.0.1.4 Brokers' Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to any later sale of the Shares by Advisor; the Company agrees, however, to provide Advisor promptly and upon request, with any documentation reasonably needed by Advisor to support the issuance of the Shares to Advisor in accordance with this Agreement.

4.01 Cooperation RE: Any Future Re-Sale of Shares. If, following the issuance of the Shares to Advisor hereunder, Advisor later elects to effect a public re-sale of the Shares (in one or more such transactions) pursuant to the holding period requirements of Rule 144 of the 1933 Act (the 144 Re-Sale) or any successor provision of then applicable law, Advisor shall deliver to the Company the following (or as required by then applicable law): (i) a notice of intention to effect a public re-sale in accordance with Rule 144 of the 1933 Act, (ii) a copy of the Form 144 filed by Advisor with the US Securities and Exchange Commission; (iii) a copy of a customary broker's representation letter as completed and executed by Advisor's broker; and (iv) any other customary documents then required by Rule 144 of the 1933 Act (collectively, the Documents). Within five (5) business days after receipt of the Documents, the Company will use its best efforts to cause its legal counsel to review all such documents for the purposes of issuing instructions to the Company's stock transfer agent instructing said stock transfer agent to effect the 144 Re-Sale as requested by Advisor and Advisor's stock broker, provided that the determination of facts and interpretation of applicable regulations required to issue such opinion shall be at the sole discretion of the legal counsel. In addition, the Company agrees that it shall cooperate and assist Advisor in all such matters and the parties acknowledge and agree that time is and will be at all times of the essence in all such 144 Re-Sale transactions. Similarly and in the event that Advisor should later elect to effect a private re-sale or private transfer of the Shares (in one or more such transactions), the Company and its legal counsel shall, on the same basis and subject to the Company's receipt of customary documents used in connection with private resales of restricted stock under the 1933 Act and subject to Advisor's adherence to the requirements of the 1933 Act, issue instructions to the Company's stock transfer agent instructing said stock transfer agent to effect any such private re-sales as requested by Advisor within the Response Period following receipt of customary documentation provided by Advisor and Advisor's transferee. In the event that the Company believes or has reason to believe that any Documents or said documentation is deficient to support any sale or transfer of the Shares (in any public re-sale or private re-sale transaction) the Company shall, by telecopy, promptly and without delay inform Advisor of any said deficiencies within the Response Period. However, notwithstanding the terms of this Section 4.01, Advisor shall be solely responsible for all fees, commissions, or other costs paid to Advisor's stock broker.

5.01 Duties of Advisor RE: Confidential Information. In consideration of the disclosures and transfer of Confidential Information by the Company to Advisor (Confidential Information is any information, business plan, formula, expectation, financial projection, estimate, data or other information provided by Company to Advisor that is marked "confidential" or that the Company verbally indicates to Advisor is confidential), Advisor agrees to the following:

5.0.1.1 Duty of Non-Disclosure. Advisor shall not disclose or transfer the Confidential Information to any third party or entity nor reproduce same without the Company's prior written consent.

3

5.0.1.2 Duty of Non-Use. Advisor shall not use or exploit, for any commercial, business, investment, academic or other purposes, the Confidential Information except as allowed by Section 5.01 of this Agreement The parties hereby deem any such unauthorized use or exploitation as detrimental to the Company.

5.0.1.3 Return of Confidential Information. All written Confidential Information provided to Advisor or which Advisor receives from the Company, shall remain, at all times, the sole property of the Company and shall be returned to the Company within thirty (30) days upon the Company's written request.

5.0.1.4 Responsibility for Employees of Advisor. The actions or negligence of the Advisor's employees shall be deemed the actions of Advisor with respect to the obligations of Advisor under this Agreement. This provision shall not be construed as limiting any rights or remedies that the Company has or may have against any such third parties.

5.0.1.5 Limitation of Advisor's Obligations. Advisor's obligation under this Agreement shall not apply to:

(a)       Information which, at the time of its disclosure or transfer to Advisor, is in the public domain through no act or failure to act by Advisor.

(b)      Information which Advisor had prior to any disclosure or transfer by the Company and which was not acquired directly or indirectly from the Company.

(c)       Information which is rightly disclosed to Advisor by any third party who has no obligation of confidentiality to the Company or who did not acquire such information from the Company.

(d)      Information independently developed by Advisor prior to disclosure or transfer of the Confidential Information to Advisor from the Company.

6.01. Adherence to Federal and State Securities Laws. Both Advisor and the Company agree that the parties shall adhere to state and federal securities laws in connection with the actions to be taken by each party under this Agreement.

7.01. Term and Termination. The services to be rendered by Advisor shall be rendered for a period of six (6) months from the date of this Agreement. The Company and Advisor may in writing extend the Agreement an additional six (6) months on the terms specified herein. This Agreement may be terminated at any time by either party by written notice to the other party, but such termination shall not affect the obligation of the Company to issue the Shares due Advisor hereunder provided that if Advisor terminates the Agreement prior to the end of the initial Term or any 6-month extension for any reason they shall only be entitled to retain the pro-rated portion of the Fee for the amount of time actually served under this Agreement up to the date of termination. The obligations of the Company to issue the Shares to Advisor shall not otherwise be affected by any such termination or by the extent of the work or services rendered by Advisor.

4

8.01. Indemnification by Company. The Company shall indemnify and hold the Advisor and each employee and agent of Advisor harmless against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in any disclosure documents, offering memorandum and other disclosure memoranda or, any amendment or supplement thereto, or, the omission or alleged omission there from of a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading.

9.01. Responsibility for Filings. The Company agrees that it shall be solely and exclusively responsible for filing any notices, reports, or making any application for permits or qualifications under applicable state and federal securities laws in connection with the issuance of the Shares to Advisor and that the Company will provide Advisor, upon Advisor's request, with all copies of the same within five (5) business days of the Company's receipt of a written request from Advisor.

10.01. Invalid Provisions. If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provision shall not be affected thereby.

11.01. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and Advisor and their respective heirs, successors, and assigns.

12.01. Advice of Counsel. Each party has received independent legal advice from its respective attorneys concerning the advisability of entering into this Agreement.

13.01. Integration; Modification; Waiver. This Agreement constitutes the complete and final expression of the agreement of the parties relating to the business services described in this Agreement to be provided by Advisor to the Company and this Agreement supersedes all previous contracts, agreements, and understandings of the parties, either oral or written, relating thereto. This Agreement cannot be modified, or any of the terms hereof waived, except by an instrument in writing (referring specifically to this Agreement) executed by the party against whom enforcement of the modification is sought.

14.01. Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Both parties hereto further agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Both parties further agree that any arbitration entered into or arising out of this Agreement shall take place in Los Angeles, California.

5

15.01. Attorney's Fees. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement or otherwise arises out of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which it may be entitled.

16.01. Notice. Any approval, disapproval, demand, document, or other notice or communication ("Notice") required or permitted to be given hereunder, shall be in writing and sent by certified mail (return receipt requested, postage prepaid) or by overnight express delivery or by telecopy. Any Notice shall be effective when received as indicated by the date on the return invoice or receipt showing delivery.

17.01. Survival. The representations and warranties made by the parties to this Agreement, and their respective obligations to be performed under its terms shall survive the termination of this Agreement but shall expire six (6) years from the date this Agreement is terminated.

18.01. Authority of Executing Officers. The Company and Advisor warrant, acknowledge, and agree, that the individual executing this Agreement on their behalf has been duly authorized to execute this Agreement with full power and authority.

19.01. Counterpart Execution. This Agreement may be executed in several counterparts, each of which shall be fully effective as an original and all of which shall constitute one and the same instrument.

THIS AGREEMENT has been executed and entered into effective the first date written above.

FOR THE COMPANY:

By: /s/ Haig Keledjian

Haig Keledjian

Chief Executive Officer

FOR ADVISOR:

By: /s/ John Michael Johnson

John Michael Johnson

6

EXHIBIT A

VIRAL GENETICS, INC.

Warrant for the Purchase of
Shares of Common Stock
Par Value $0.0001

WARRANT AGREEMENT

THE HOLDER OF THIS WARRANT, BY ACCEPTANCE HEREOF, BOTH WITH RESPECT TO THE WARRANT AND COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT, AGREES AND ACKNOWLEDGES THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR OTHER COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES.

This is to certify that, for value received, John Michael Johnson (the "Holder") is entitled to purchase from VIRAL GENETICS, INC., a Delaware corporation (the "Company"), on the terms and conditions hereinafter set forth, all or any part of 1,000,000 shares ("Warrant Shares") of the Company's common stock, par value $0.0001 (the "Common Stock"), at the purchase price of $0.01 per share ("Warrant Price"). Upon exercise of this warrant in whole or in part, a certificate for the Warrant Shares so purchased shall be issued and delivered to the Holder. If less than the total warrant is exercised, a new warrant of similar tenor shall be issued for the unexercised portion of this warrant. By acceptance hereof, the Holder agrees to be bound by the terms and conditions of this warrant.

This warrant is granted subject to the following further terms and conditions:

1.	This warrant shall vest and be exercisable immediately, and shall expire at 5:00 pm Pacific Time on the two-year anniversary of the date affixed hereof. In order to exercise this warrant with respect to all or any part of the Warrant Shares for which this warrant is at the time exercisable, Holder must take the following actions:

(a)	Deliver to the Corporate Secretary of the Corporation an executed notice of exercise in substantially the form of notice attached to this Agreement (the "Exercise Notice") in which there is specified the number of Warrant Shares that are to be purchased under the exercised warrant.

(b)	Pay the aggregate Warrant Price for the purchased shares through full payment in cash or by check made payable to the Corporation’s order.

7

(c)	Furnish to the Corporation appropriate documentation that the person or persons exercising the warrant (if other than Holder) have the right to exercise this warrant.

(d)	For purposes of this Agreement, the Exercise Date shall be the date on which the executed Exercise Notice shall have been delivered to the Company. Except to the extent the sale and remittance procedure specified above is utilized in connection with the warrant exercise, payment of the Warrant Price for the purchased shares must accompany such Exercise Notice.

(e)	Upon such exercise, the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within three business days of such exercise) to or upon the written order of the Holder at its address, and in the name of the Holder, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise together with such other property (including cash) and securities as may then be deliverable upon such exercise. Such certificate or certificates shall be deemed to have been issued and the Holder shall be deemed to have become a holder of record of such Warrant Shares as of the Exercise Date.

2.                The Warrant Shares have not and may not be registered as of the date of exercise of this warrant under the Securities Act or the securities laws of any state. This warrant and the Warrant Shares issuable on exercise of the warrant, when and if issued, are and may be "restricted securities" as defined in Rule 144 promulgated by the Securities and Exchange Commission and must be held indefinitely unless subsequently registered under the Securities Act and any other applicable state registration requirements, or an exemption from such registration requirements for resale is available. The Company is under no obligation to register the securities under the Securities Act or under applicable state statutes. In the absence of such a registration or an available exemption from registration, sale of the Warrant Shares will be prohibited. The Holder shall confirm to the Company the representations set forth above in connection with the exercise of all or any portion of this warrant.

3.                The Company, during the term of this Agreement, will obtain from the appropriate regulatory agencies any requisite authorization in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Agreement.

4.                The number of Warrant Shares purchasable upon the exercise of this warrant and the Warrant Price per share shall be subject to adjustment from time to time subject to the following terms. If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, the Company or its successors and assigns shall make an appropriate and proportionate adjustment in the number or kind of shares, and the per-share Warrant Price thereof, which may be issued to the Holder under this Agreement upon exercise of the warrants granted under this Agreement. The purchase rights represented by this warrant shall not be exercisable with respect to a fraction of a share of Common Stock. Any fractional shares of Common Stock arising from the dilution or other adjustment in the number of shares subject to this warrant shall be rounded up to the nearest whole share.

5.                The Company covenants and agrees that all Warrant Shares which may be delivered upon the exercise of this warrant will, upon delivery, be free from all taxes, liens, and charges with respect to the purchase thereof; provided, that the Company shall have no obligation with respect to any income tax liability of the Holder.

8

6.                The Company agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to cover the number of Warrant Shares issuable upon the exercise of this and all other warrants of like tenor and other convertible securities then outstanding.

7.                This warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever, except the rights herein expressed, and no dividends shall be payable or accrue in respect of this warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until or unless, and except to the extent that, this warrant shall be exercised.

8.                The Company may deem and treat the registered owner of this warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

9.                In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

10.             This Agreement shall be governed by and construed in accordance with the internal laws of the state of Delaware, without regard to the principles of conflicts of law thereof.

11.             In case this warrant shall be mutilated, lost, stolen, or destroyed, the Company may at its discretion issue and deliver in exchange and substitution for and on cancellation of the mutilated warrant, or in lieu of and substitution for the warrant lost, stolen, or destroyed, a new warrant of like tenor and representing an equivalent right or interest; but only on receipt of evidence satisfactory to the Company of such loss, theft, or destruction of this warrant and indemnity satisfactory to the Company. The Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

12.             This Agreement shall be binding on and inure to the benefit of the Company and the person to whom a warrant is granted hereunder, and such person's heirs, executors, administrators, legatees, personal representatives, assignees, and transferees.

IN WITNESS WHEREOF, the Company has caused this warrant to be executed by the signature of its duly authorized officer, effective this ~~~~day of ~~~~~~~~~~~2010.

VIRAL GENETICS, INC.

By__________________

Duly Authorized Officer

9

Exercise Notice

(to be signed only upon exercise of warrant)

TO: VIRAL GENETICS, INC.

The Holder of the attached warrant hereby irrevocable elects to exercise the purchase rights represented by the warrant for, and to purchase thereunder, ~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~shares of common stock of Viral Genetics, Inc., and herewith makes payment therefor, and requests that the certificate(s) for such shares be delivered to the Holder at:

__________________________________________________________________________________

__________________________________________________________________________________

If acquired without registration under the Securities Act of 1933, as amended ("Securities Act"), the Holder represents that the Common Stock is being acquired without a view to, or for, resale in connection with any distribution thereof without registration or other compliance under the Securities Act and applicable state statutes, and that the Holder has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking. The Holder understands that the Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the Common Stock may, under certain circumstances, be inconsistent with these exemptions. The Holder acknowledges that the Common Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless subsequently registered under the Securities Act or an exemption from such registration is available. The Company is under no obligation to register the Common Stock under the Securities Act, except as provided in the Agreement for the warrant. The certificates representing the Common Stock will bear a legend restricting transfer, except in compliance with applicable federal and state securities statutes.

The Holder agrees and acknowledges that this purported exercise of the warrant is conditioned on, and subject to, any compliance with requirements of applicable federal and state securities laws deemed necessary by the Company.

DATED this ~~~~~~~~day of		, ~~~~~~~~~~.
Signature

10

Transfer Form

FOR VALUE RECEIVED, ~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~hereby sell, assign, and transfer unto

__________________________________________________________________________________

__________________________________________________________________________________

warrants to purchase shares of the Common Stock of Viral Genetics, Inc., represented by the within instrument, and do hereby irrevocably constitute and appoint:

to transfer said warrants stock on the books of the within named Corporation with full power of substitution in the premises.

Dated~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~, ~~~~~~~~~~~~~~~.

In presence of

                                                                                                   _________________________________________

____________________________________

11